Exhibit 99.e

Execution Version

Amendment No. 1 to Fiscal Agency Agreement

Amendment NO. 1 (this “Amendment”), dated as of September 24, 2020, to the Fiscal Agency Agreement, dated as of January 29, 2010 (the “Fiscal Agency Agreement”), between Hungary (f/k/a the Republic of Hungary) (the “Republic”) and Citibank, N.A., as Fiscal Agent (the “Fiscal Agent”), paying agent (the “Agent”) and registrar (the “Registrar”) (each, an “agent”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Fiscal Agency Agreement.

W I T N E S S E T H

WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

WHEREAS, Section 13 of the Fiscal Agency Agreement provides, among other things, that the Republic and Fiscal Agent may, upon agreement between themselves, amend the Fiscal Agency Agreement without the vote or consent of any holder of a Debt Security (a) for the purpose of correcting any defective provisions thereof or (b) in any manner which the Republic and Fiscal Agent may determine and shall not be inconsistent with Debt Securities and shall not, as solely determined by the Republic, adversely affect the interest of any holder of Debt Securities; and

WHEREAS, the Republic has requested and the Fiscal Agent has agreed, consistent with such Section 13, to amend the Fiscal Agency Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Scope of Amendment. Except to the extent explicitly stated otherwise in this Amendment, the provisions of this Amendment shall apply only to any Securities of a Series issued after the date of this Amendment under the Fiscal Agency Agreement and that are in their terms explicitly stated to be “Aggregated Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities of a Series under the Fiscal Agency Agreement or any other Securities of a Series that are not so stated to be “Aggregated Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof.

2.            Amendments to the Section 1 of the Fiscal Agency Agreement.

(a) The first paragraph of Section 1 of the Fiscal Agency Agreement is hereby amended to

(i) include the following words “or the “Securities of such Series””.

(ii) include the following words “For purposes hereof, “Aggregated Collective Action Securities” shall mean any Securities of a Series issued under this Agreement that are in their terms explicitly stated to be “Aggregated Collective Action Securities” under this Agreement”, and as so amended by Section 2(a)(i) and 2(a)(2) shall read in full as follows:

“The Republic may issue notes, bonds, debentures and/or other debt securities (each a “Debt Security,” and collectively, the “Debt Securities”) in separate series from time to time (each such series of Debt Securities being hereinafter referred to as a “Series” or the “Securities of a Series” or the “Securities of such Series”). The aggregate principal amount of the Debt Securities of all Series which may be authenticated and delivered under this Agreement and which may be outstanding at any time is not limited by this Agreement. For the avoidance of doubt, as used herein, the terms “Series” and “Securities of a Series” shall mean the Debt Securities evidencing a particular issue of indebtedness by the Republic. For purposes hereof, “Aggregated Collective Action Securities” shall mean any Securities of a Series issued under this Agreement that are in their terms explicitly stated to be “Aggregated Collective Action Securities” under this Agreement.”

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(b) The clause (i) of the fifth paragraph of Section 1 of the Fiscal Agency Agreement is hereby amended to include the following words “, including if Securities of such Series are designated as Aggregated Collective Action Securities” and as so amended shall read in full as follows:

“(i)    Designation. The designation of the Securities of such Series (which shall distinguish the Securities of such Series from all other Series), including if Securities of such Series are designated as Aggregated Collective Action Securities;”

3.            Amendment to Section 4 of the Fiscal Agency Agreement. The fifth paragraph of Section 4 of the Fiscal Agency Agreement is hereby amended to include the following words “This paragraph applies only to Securities of a Series that are not designated Aggregated Collective Action Securities.” and as so amended shall read in full as follows:

“This paragraph applies only to Securities of a Series not designated Aggregated Collective Action Securities. The Agent shall, at the request of any holder of the Securities of a Series, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of Schedule I (Provisions for Meetings of the Holders of the Securities of a Series) hereto (except that it shall not be required to issue the same less than 48 hours before the time fixed for any Meeting provided for therein). The Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and shall give to the Republic, not less than 24 hours before the time appointed for any Meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such Meeting.”

4.            Amendment to Section 11 of the Fiscal Agency Agreement. Section 11(a) is hereby amended to include the updated notice information of the Republic and as so amended shall read in full as follows:

“(a)         to the Republic at:

Hungary, c/o Government Debt Management Agency Pte Ltd

Csalogány u. 9-11

Budapest

H-1027

, or at such other address as may be specified in writing to the Fiscal Agent from time to time.”

5.            Amendment to Schedule I of the Fiscal Agency Agreement. Schedule I of the Fiscal Agency Agreement is replaced in its entirety by Annex I of this Amendment.

6.            Amendment to Exhibit I of the Fiscal Agency Agreement. Exhibit I of the Fiscal Agency Agreement is replaced in its entirety by Annex II of this Amendment.

7.            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original regardless of whether delivered in physical or electronic form; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or by portable document format (PDF) transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment and signature pages for all purposes

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8.           Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such State (other than Section 5-1401 of the General Obligation Law of the State of New York), except with respect to its authorization and execution by the Republic, which shall be governed by the laws of the Hungary. This Agreement may be executed in any number of counterparts each of which will be considered to be an original.

9.           Compliance with Law. Notwithstanding anything else herein contained, the Fiscal Agent, Agent and Registrar may, having given reasonably detailed notice as soon as reasonably practicable to Hungary in writing (save where the relevant Agent is subject to a legal prohibition which prevents it from giving written notice of the relevant circumstances to Hungary), refrain from doing anything that would or might in their reasonable opinion be contrary to Applicable Law and may do anything which is, in their opinion, necessary to comply with any such Applicable Law. For purposes of this Section 9, “Applicable Law” means any law, regulation or directive including, but not limited to (i) any directive, regulation, rule or practice of any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction (each an "Authority") by which any party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party that is customarily entered into by institutions of a similar nature.

10.          Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

11.          Fiscal Agent. The Fiscal Agent shall not be responsible in any manner whatsoever for or in respect of (i) the sufficiency of this Amendment; (ii) the recitals contained herein, all of which recitals are made solely by the Republic; or (iii) the due execution hereof by the Republic and the Fiscal Agent makes no representation with respect to any such matters.

12.         Effectiveness. This amendment shall become effective as of the date hereof upon execution by the parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Hungary

By:	/s/ Zoltán Kurali
	Name:	Zoltán Kurali
	Title:	Chief Executive Officer of the Government Debt Management Agency Pte Ltd. of Hungary as attorney-in-fact for Hungary represented by its Minister of Finance

[Signature Page to Amendment No.1 to the Fiscal Agency Agreement]

CITIBANK, N.A.,
as Fiscal Agent, Agent and Registrar

By:	/s/ Viola Japaul
	Name:	Viola Japaul
	Title:	Delegated Signatory

[Signature Page to Amendment No.1 to the Fiscal Agency Agreement]

Annex I

Schedule I to the Fiscal Agency Agreement

SCHEDULE I

The following shall be applicable only for Securities of a Series which are not designated Aggregated Collective Action Securities.

PROVISIONS FOR MEETINGS OF THE HOLDERS OF THE SECURITIES OF A SERIES

1             Definitions

In this Agreement and the Conditions (as defined below), the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by the Agent:

(a)            certifying that certain specified Securities of a Series (the “deposited Debt Securities”) have been deposited with the Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)            the conclusion of the Meeting; and

(ii)           the surrender to the Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Securities of a Series and notification thereof by the Agent to the Republic;

(b)          certifying that the depositor of each deposited Debt Security or a duly authorized person on its behalf has instructed the Agent that the votes attributable to such deposited Debt Security are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)           listing the total number and (if in definitive form) the certificate numbers of the deposited Debt Securities, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)           authorizing a named individual or individuals to vote in respect of the deposited Debt Securities in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

“Conditions” mean the terms and conditions of the Securities of a Series, substantially in the form attached to the form of Global Debt Security attached as Exhibit I, and as modified from time to time in accordance with their terms, and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

“Extraordinary Resolution” means:

(a)            in relation to any Reserved Matter:

(i)            a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority consisting of not less than 75% of the aggregate principal amount of all outstanding Securities of a Series; or

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(ii)            a resolution in writing signed by or on behalf of holders of not less than 75% of the aggregate principal amount of all outstanding Securities of a Series; and

(b)         in relation to any other matter:

(i)            a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority consisting of not less than 66.67% of the aggregate principal amount of the outstanding Securities of a Series which are represented at that Meeting; or

(ii)           a resolution in writing signed by or on behalf of holders of not less than 66.67% of the aggregate principal amount of all outstanding Securities of a Series;

“Meeting” means a meeting of holders of the Securities of a Series (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a)          any such person whose appointment has been revoked and in relation to whom the Fiscal Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)         any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)          for all business other than voting on an Extraordinary Resolution, one tenth;

(b)         for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

(c)          for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum it means:

(a)          for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Securities of a Series represented or held by the Voters actually present at the Meeting; and

(b)          for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;

“Reserved Matter” means any proposal to:

(a)          change any date, or the method for determining the date, fixed for payment of principal or interest in respect of the Securities of a Series, to reduce the amount of principal or interest payable on any date in respect of the Securities of a Series or to alter the method of calculating the amount of any payment in respect of the Securities of a Series on redemption or maturity or the date for any such payment;

(b)         effect the exchange or substitution of the Securities of a Series for, or the conversion of the Securities of a Series into, shares, bonds or other obligations or securities of the Republic or any other person or body corporate formed or to be formed;

(c)          reduce or cancel the principal amount of the Securities of a Series;

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(d)         vary the currency or place of payment in which any payment in respect of the Securities of a Series is to be made;

(e)          amend the status of the Securities of a Series;

(f)          amend the obligation of the Republic to pay additional amounts under Condition 2;

(g)         amend the Events of Default or the Events of Acceleration set out in Condition 4;

(h)         amend the law governing the Securities of a Series, the courts to the jurisdiction to which the Republic has submitted in the Securities of a Series, the Republic’s obligation to maintain an agent for service of process in the United States or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any holder of the Securities of a Series set out in Condition 6 and 7;

(i)          modify the provisions contained in this Schedule concerning the quorum required at any Meeting or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution or the percentage of votes required for the taking of any action;

(j)          change the definition of “Extraordinary Resolution” or “outstanding” in the conditions of the Securities of a Series and/or in this Schedule.

(k)          instruct any holder of the Securities of a Series or committee appointed on behalf of all holders of the Securities of a Series pursuant to paragraph 17 of this Schedule to withdraw, settle or compromise any proceeding or claim being asserted pursuant to Condition 4;

(l)           confer upon any committee appointed pursuant to paragraph 17 of this Schedule any powers or discretions which the holder of the Securities of a Series could themselves exercise by Extraordinary Resolution; or

(m)         amend this definition;

“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a Debt Security in definitive form who produces such Debt Security in definitive form at the Meeting;

“Voting Certificate” means, in relation to any Meeting, a certificate in the English language issued by the Agent and dated in which it is stated:

(a)          that certain specified Securities of a Series (the “deposited Debt Securities”) have been deposited with the Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)            the conclusion of the Meeting; and

(ii)           the surrender of such certificate to the Agent; and

(b)            that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the deposited Debt Securities;

“24 hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both of the places where the relevant Meeting is to be held and in each of the places where the Agent has its address, as specified in the text of the Global Debt Securities, (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

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“48 hours” means two consecutive periods of 24 hours.

2              Issue of Voting Certificates and Block Voting Instructions

The holder of a Debt Security in a given Series may obtain a Voting Certificate from the Agent or require the Agent to issue a Block Voting Instruction by depositing such Debt Security with the Agent or arranging for such Debt Security to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Debt Securities to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Securities of a Series to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Debt Security.

3              References To Deposit/Release of Securities of a Series

Where Securities of a Series are represented by the Global Debt Securities or are held in definitive form within a clearing system, references to the deposit, or release, of Securities of a Series shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4              Validity of Block Voting Instructions

A Block Voting Instruction shall be valid only if it is deposited at the address of the Fiscal Agent, as specified in the Securities of a Series, or at some other place approved by the Fiscal Agent, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Fiscal Agent requires, a notarized copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Fiscal Agent shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5              Convening of Meeting

The Republic may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of holders of the Securities of a Series holding not less than one tenth of the aggregate principal amount of the outstanding such Series delivered at the address of the Fiscal Agent, as specified in such Series.

6              Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the holders of the Securities of a Series and the Agent (with a copy to the Republic). The notice shall set out the full text of any resolutions to be proposed and shall state that the Securities of a Series may be deposited with, or to the order of, the Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7             Chairman

An individual (who may, but need not, be a holder of the Securities of a Series) nominated in writing by the Republic may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair, failing which the Republic may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

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8              Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Securities of a Series; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Securities of a Series is represented by one or more Global Debt Securities, a single Proxy representing the holder thereof shall be deemed to be two Voters for the purpose of forming a quorum.

9             Adjournment for Want of Quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)            in the case of a Meeting requested by holder of the Securities of a Series, it shall be dissolved; and

(b)            in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

(i)            the Meeting shall be dissolved if the Republic so decides; and

(ii)           no Meeting may be adjourned more than once for want of a quorum.

10           Adjourned Meeting

The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11           Notice Following Adjournment

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)            10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)           the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12           Participation

The following may attend and speak at a Meeting:

(a)           Voters;

(b)           representatives of the Republic and the Fiscal Agent;

(c)           the financial advisers of the Republic;

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(d)            the legal counsel to the Republic and the Fiscal Agent; and

(e)            Any other person approved by the Meeting.

13           Show of Hands

Except where the proviso to paragraph 8 (Quorum) applies, every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

14           Poll

A demand for a poll shall be valid if it is made by the Chairman, the Republic or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Securities of a Series. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15           Votes

Every Voter shall have:

(a)            on a show of hands, one vote; and

(b)           on a poll, one vote in respect of each U.S. dollars 1,000 in aggregate face amount of the outstanding Securities of a Series represented or held by him.

In the case of a voting tie the Chairman shall have a casting vote.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

16           Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Fiscal Agent has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction Proxy to vote at the Meeting when it is resumed.

17           Powers

A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)           to approve any Reserved Matter;

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(b)           to approve any proposal by the Republic for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of the Republic under or in respect of the Securities of a Series;

(c)           to approve the substitution of any person for the Republic (or any previous substitute) as principal obligor under the Securities of a Series;

(d)           to waive any breach or authorize any proposed breach by the Republic of its obligations under or in respect of the Securities of a Series or any act or omission which might otherwise constitute an event of default under the Securities of a Series;

(e)           to authorize the Fiscal Agent or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(f)            to give any other authorization or approval which is required to be given by Extraordinary Resolution; and

(g)           to appoint any person or persons (whether holder of the Securities of a Series or not) as a committee or committees to represent the interests of the holder of the Securities of a Series (in any discussions with the Republic or any other creditors of the Republic in connection with any Event of Default, Event of Acceleration, any proposed restructuring of the Securities of a Series or other indebtedness of the Republic or otherwise) and to confer upon a committee or committees (appointed pursuant to this paragraph or Condition 5) any powers or discretions which the holder of the Securities of a Series could themselves exercise by Extraordinary Resolution.

18            Extraordinary Resolution Binds All Holders

An Extraordinary Resolution shall be binding upon all holders of the Securities of a Series whether or not present at such Meeting and each of the holders of the Securities of a Series shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the holder of the Securities of a Series and the Agent (with a copy to the Republic) within 14 days of the conclusion of the Meeting.

19            Minutes

Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarized and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20            Outstanding Securities of a Series

For the purposes of (i) ascertaining the right to attend and vote at any Meeting, and (ii) Conditions 4 and 5, those Debt Securities (if any) which are for the time being held by any person (including but not limited to the Republic) for the benefit of the Republic or by any public body owned or controlled, directly or indirectly, by the Republic shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

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Annex II

Exhibit I of the Fiscal Agency Agreement

Exhibit I

FORM OF REGISTERED GLOBAL DEBT SECURITY

THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE FISCAL AGENCY AGREEMENT (AS DEFINED IN THE ATTACHED CONDITIONS) AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”). THIS DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A DEBT SECURITY REGISTERED, AND NO TRANSFER OF THIS DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CONDITIONS REFERRED TO WITHIN THIS DEBT SECURITY. THIS DEBT SECURITY REPRESENTS “SECURITIES OF A SERIES” WITHIN THE MEANING OF THE FISCAL AGENCY AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO HUNGARY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HUNGARY
[TITLE OF SECURITIES]

PAYABLE AS TO PRINCIPAL AND INTEREST IN LAWFUL MONEY OF
THE UNITED STATES OF AMERICA

FULLY REGISTERED NOTES

Certificate No. [ ]
[Denomination]

CUSIP No. [•]

COMMON CODE No. [•]

ISIN No. [•]

REGISTERED HOLDER: Cede & Co., or its registered assigns

PRINCIPAL SUM OF [•] [DOLLARS]

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HUNGARY, for value received, hereby promises to pay to the registered owner specified above or registered assigns on the [•], 20[•], upon presentation and surrender of this Global Debt Security, the principal sum specified above in lawful money of the United States of America at the office of [•] in London or The City of New York, New York, and to pay interest thereon in like money in the manner provided in the Conditions endorsed hereon from [•], 20[•] or from the most recent interest payment date to which interest has been paid, or duly provided for, such interest to be payable [semi-annually] at the rate of [•]% per annum on the [•] day of [•], and on the [•] day of [•] in each year (each an “Interest Payment Date”) until the principal of this Global Debt Security shall have been paid, the first of such payments of interest to become due and payable on the [•] day of [•], 20[•]. Notwithstanding anything to the contrary provided herein, any payment of principal or interest falling due on a day which is not a Business Day (as defined in the Fiscal Agency Agreement, dated as of September 17, 2013, between Hungary and Citibank, N.A., as Fiscal Agent and Paying Agent) will be payable on the next succeeding Business Day and no interest shall accrue for the intervening period, provided however that if that next succeeding Business Day falls in the next calendar month, such payment of principal or interest will be payable on the first preceding business day. The interest so payable on any such Interest Payment Date will be paid to the person in whose name this Global Debt Security is registered at the close of business on the fifteenth day (whether or not such day is a Business Day) preceding such Interest Payment Date (each a “Record Date”).

The Debt Securities of this series (as defined in the Conditions on the reverse hereof) are a direct, unconditional, unsecured and general obligation of Hungary. The Debt Securities of this series rank and will rank without any preference among themselves and equally with all other unsecured and unsubordinated Public External Indebtedness of Hungary. It is understood that this provision shall not be construed so as to require Hungary to make payments under the Debt Securities of this series ratably with payments being made under any other Public External Indebtedness. The Debt Securities of this series will be backed by the full faith and credit of Hungary.

[FOR AGGREGATED COLLECTIVE ACTIONS SECURITIES]

[This Global Debt Security is a Series of Securities designated as “Aggregated Collective Action Securities”.]

[This Global Debt Security is not redeemable prior to maturity at the option of Hungary or of the registered holders thereof.][If applicable]

This Global Debt Security is subject to the Conditions endorsed on the reverse hereof and shall not be valid or enforceable for any purpose unless authenticated by the manual signature of the Fiscal Agent (as defined in the Fiscal Agency Agreement). This Global Debt Security shall be dated the date of its authentication by the Fiscal Agent.

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IN WITNESS WHEREOF, Hungary has caused this Global Debt Security to be duly executed by the facsimile signature of Mr. [●] and a facsimile of the written, printed or stamped name of Hungary to be hereon imprinted.

On behalf of Hungary

By:
Name: [●]
Title: Chief Executive Officer of the Government Debt Management Agency Pte Ltd. of the Hungary as attorney for Hungary represented by its Minister of Finance

Annex II - 3

FISCAL AGENT’S CERTIFICATE

OF AUTHENTICATION

This is a permanent global debt security evidencing

the Securities of a Series referred to in the aforementioned

Fiscal Agency Agreement.

[•]

By:
AUTHORIZED SIGNATURE
Dated:

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THE CONDITIONS WITHIN REFERRED TO

1             This Global Debt Security is one of the permanent global securities evidencing a duly authorized issue of [•]% Notes due [•] of Hungary (“Debt Securities of this series”) as executed by the authorized signatory of Hungary, [Mr.] [•] (the “Authorized Signatory”) and is limited in aggregate principal amount to [U.S.$] [•]. The Debt Securities of this series are issued under the Fiscal Agency Agreement dated as of September 17, 2013 (as amended by Amendment No. 1 thereto, dated July [●], 2020, and as the same may be amended, supplemented or otherwise modified from time to time, the “Fiscal Agency Agreement”) between Hungary, and Citibank, N.A., as fiscal agent and paying agent (the “Fiscal Agent”, “Agent” or “Registrar”), to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties, limitations of rights, obligations and immunities thereunder of Hungary, the Agent and the holders of the Debt Securities of this series. Notices to the Fiscal Agent can be sent to [[•], Attention: [•]]. The Debt Securities of this series are issuable as fully registered Debt Securities of this series without coupons in denominations of [U.S.]$[•] and integral multiples of [U.S.]$[•] in lawful money of [•]].

Hungary may from time to time, without the consent of the holders of the Debt Securities of this series, create and issue further Debt Securities having the same terms and conditions as the Debt Securities of this series even if further Debt Securities of this series have original issue discount for U.S. federal income tax purposes and even if doing so may adversely affect the value of the original Debt Securities of this series.  Any such additional Debt Securities, together with the Debt Securities of this series, will constitute a single series of Debt Securities under the Fiscal Agency Agreement.

2             All payments made in respect of this Global Debt Security, including payments of principal and interest, to a holder that is not a resident of Hungary, shall be made by Hungary without withholding or deduction for or on account of any present or future taxes, duties, levies or other governmental charges of whatever nature, imposed or levied by Hungary or by any political subdivision or taxing authority within Hungary (“Taxes”). In the event Hungary is required by law to deduct or withhold any such Taxes from payments, Hungary will pay such additional amounts as may be necessary so that the net amount received is equal to the amount provided for in this Global Debt Security to be paid in the absence of such deduction or withholding. A holder will not be paid any additional amounts, however, if the Tax is:

(i)	a Tax that would not have been imposed but for the holder’s present or former connection (or a connection of the holder’s fiduciary, shareholder or other related party) with Hungary, including the holder being or having been a citizen or resident of Hungary or being or having been engaged in a trade or business or present in Hungary or having, or having had, a permanent establishment in Hungary;

(ii)	imposed because the holder presents a Debt Security of this series for payment more than thirty (30) days after the date on which the payment became due and payable;

(iii)	an estate, inheritance, gift, sales, transfer or personal property tax, assessment or governmental charge;

(iv)	a tax, assessment or other governmental charge which is payable other than by withholding;

(v)	a Tax that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the holder’s nationality, residence or identity (or the nationality, residence or identity of the beneficial owner of this Global Debt Security), if such holder’s compliance is required by the laws of Hungary or of any political subdivision or taxing authority of Hungary to avoid or reduce such tax;

(vi)	required to be withheld by any paying agent from a payment on this Global Debt Security if such payment can be made without such withholding by another paying agent; or

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(vii)	are imposed as a result of any combination of the items listed above.

Furthermore, no additional amounts shall be paid with respect to any Debt Security of this series to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that the settlor with respect to such fiduciary, partner or beneficial owner, as the case may be, would not have been entitled to payment of such additional amounts if they held this Global Debt Security themselves.

3             As long as any Debt Security of this series remains outstanding, Hungary will not allow any Security Interest to be established on any of Hungary’s or the National Bank of Hungary’s assets or revenues, present or future, in order to secure (i) any Public External Indebtedness of Hungary having an original maturity of at least one year; or (ii) any Public External Indebtedness of the National Bank of Hungary having an original maturity of at least one year and incurred on or prior to December 31, 1998, unless the debt securities are secured equally and rateably to this external indebtedness.

For these purposes:

“External Indebtedness” means any obligation in respect of existing or future Indebtedness denominated or payable, or at the option of the holder thereof payable, in a currency other than the lawful currency of Hungary. If at any time the lawful currency of Hungary becomes the Euro, then External Indebtedness shall also include Indebtedness expressed in or payable or optionally payable in Euro, if (i) such Indebtedness was issued after the date on which the Euro became the lawful currency of Hungary, and (ii) more than 50% of the aggregate principal amount of such Indebtedness was initially placed outside Hungary.

“Public External Indebtedness” means External Indebtedness which: (i) is in the form of, or represented by, bonds, notes or other similar securities; and (ii) is, or may be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market.

“Indebtedness” means any indebtedness of any Person (whether incurred as principal or surety) for money borrowed.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“Security Interest” means any lien, pledge hypothecation, mortgage, security interest, charge or other encumbrance or arrangement which has a similar legal and economic effect, and, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

4             An “Event of Default” means any of the following:

(i)	Hungary fails to pay the principal of or interest on any of the Debt Securities of this series for more than 30 days after payment is due; or

(ii)	Hungary does not perform any of its other covenants under any of the Debt Securities of this series for more than 60 days after the holder of the Debt Security of this series has given written notice of the breach to Hungary at the Fiscal Agent’s corporate trust office.

An “Event of Acceleration” means any of the following:

(i)	any action, condition or any other thing which at any time is required to be taken, fulfilled or done in order: (A) to enable Hungary lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Debt Securities of this series, (B) to ensure that those obligations are legal, valid, binding and enforceable and (C) subject to their official translation into the Hungarian language, to make the Debt Securities of this series admissible in evidence in the courts of Hungary, is not taken, fulfilled or done within 30 days of receipt by Hungary of written notice thereof; or

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(ii)	it becomes illegal for Hungary to perform any of its obligations under the Debt Securities of this series or if these obligations become invalid and not remedied by Hungary within 30 days’ written notice thereof.

If an Event of Default or an Event of Acceleration occurs, all of the Debt Securities of this series may, by written notice addressed and delivered by the holders of at least 25% of the aggregate principal amount of the outstanding Debt Securities of this series to Hungary at the office of the Fiscal Agent, be declared to be immediately due and payable, unless prior to such date Hungary shall have remedied the Event of Default or Event of Acceleration for all the Debt Securities of this series.

If the Fiscal Agent receives notice in writing from holders of at least 50% in aggregate principal amount of the outstanding Debt Securities of this series and/or resolution is passed at a meeting of the holders of the Debt Securities of this series, duly convened and held in accordance with the Fiscal Agency Agreement, to the effect that the Event(s) of Default and/or Event(s) of Acceleration giving rise to a declaration of acceleration made pursuant to the conditions above is or are cured or is or are waived by them following any such declaration and that such holders request the Fiscal Agent to rescind the relevant declaration, the Fiscal Agent shall, by notice in writing to Hungary and the holders, rescind the relevant declaration whereupon it shall be rescinded and shall have no further effect.

Hungary is not obliged to provide investors with periodic evidence that there are no Events of Default and/or Events of Acceleration. Please also note that the Fiscal Agency Agreement does not provide for the holders to be notified of the existence of an Event of Default or an Event of Acceleration or for any right to examine the register of the Debt Securities of this series.

[FOR SECURITIES OF A SERIES DESIGNATED AGGREGATED COLLECTIVE ACTION SECURITIES]

[5           (a) Modifications Not Requiring the Consent of Holders. Hungary and the Fiscal Agent, may without the consent of any holder of the Debt Securities of this series, agree to a Modification of the Debt Securities of this series or to the Fiscal Agency Agreement as it relates to the Debt Securities of this series for the purpose of:

(A)	adding to the covenants of Hungary for the benefit of the holders of the Debt Securities of this series,

(B)	surrendering any right or power conferred upon the Hungary with respect to the Debt Securities of this series,

(C)	securing the Debt Securities of this series,

(D)	curing any ambiguity, or curing, correcting or supplementing any defective provision hereof or the Fiscal Agency Agreement

(E)	amending the Fiscal Agency Agreement or the Debt Securities of this series in any manner which Hungary and the Fiscal Agent may determine and which shall not materially adversely affect the interest of any holder of Debt Securities of this series, or

(F)	correcting, in the opinion of the Fiscal Agent, a manifest error of a formal, minor or technical nature (each such modification, a “Technical Modification”).

Any such Technical Modification shall be binding on all holders of the Debt Securities of this series, and unless the Fiscal Agent otherwise requires, Hungary shall provide notice of any such Technical Modification to the Fiscal Agent for onward distribution to such holders of the Debt Securities of this series as soon as practicable thereafter.

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(b) Single Series (Non-Reserved Matter) Modifications.

Modifications proposed by Hungary to the terms and conditions of the Debt Securities of this series, or to the Fiscal Agency Agreement insofar as it affects only the Debt Securities of this series, that are not Reserved Matter Modifications covered by subsection (c) below or Technical Modifications covered by subsection (a) above, may be approved by holders of Debt Securities of this series (by vote at a meeting of the holders of Debt Securities of this series or by a written action), and future compliance therewith may be waived, with the written consent of Hungary and the affirmative vote (if approved at a meeting of the holders of Debt Securities of this series) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the outstanding Debt Securities of this series.

(c) Reserved Matter Modification and Methods.

A “Reserved Matter” means any Modification to the terms and conditions of the Debt Securities of this series or series of Aggregated Collective Action Securities, or to the Fiscal Agency Agreement insofar as it affects the Debt Securities of this series or series of Aggregated Collective Action Securities, that would:

(i)	change the date on which any amount is payable on the Debt Securities of this series or series of Aggregated Collective Action Securities;

(ii)	reduce the principal amount (other than in accordance with the express terms of the Debt Securities or Aggregated Collective Action Securities, as the case may be, and the Fiscal Agency Agreement) of the Debt Securities of this series or series of Aggregated Collective Action Securities;

(iii)	reduce the interest rate on the Debt Securities of this series or series of Aggregated Collective Action Securities;

(iv)	change the method used to calculate any amount payable on the Debt Securities of this series or series of Aggregated Collective Action Securities (other than in accordance with the express terms of the Debt Securities of this series or series of Aggregated Collective Action Securities, as the case may be, and the Fiscal Agency Agreement);

(v)	change the currency or place of payment of any amount payable on the Debt Securities of this series or series of Aggregated Collective Action Securities;

(vi)	modify the obligation of Hungary to make any other payments on the Debt Securities of this series or series of Aggregated Collective Action Securities (including any redemption price therefor);

(vii)	change the identity of the obligor under the Debt Securities of this series or series of Aggregated Collective Action Securities;

(viii)	change subsection (k) below or the percentage of affirmative votes, as the case may be, required for the taking of any action pursuant to subsections (d), (e) and (f) of this Section 5;

(ix)	change the definition of “Uniformly Applicable” , “Reserved Matter” or “Reserved Matter Modification”;

(x)	authorize the Fiscal Agent, on behalf of all holders of the Debt Securities of this series or series of Aggregated Collective Action Securities, to exchange or substitute all the Debt Securities of this series or series of Aggregated Collective Action Securities for, or convert all the Debt Securities of this series or series of Aggregated Collective Action Securities into, other obligations or securities of Hungary (including Debt Securities or Aggregated Collective Action Securities of any other series) or any other person; or

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(xi)	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms and conditions of the Debt Securities of this series or series of Aggregated Collective Action Securities.

Any Modification to a Reserved Matter is referred to as a “Reserved Matter Modification.”

Reserved Matter Modifications proposed by Hungary may be approved by holders of debt securities (by vote at a meeting of the debt securities or by a written action) in one of three ways (each, a “Modification Method”):

(A)	for a Single Series Reserved Matter Modification, by the holders of the Aggregated Collective Action Securities of the series subject to the proposed Modification,

(B)	for a proposed Cross-Series Modification with Single Aggregated Voting, by the holders of two or more series of Aggregated Collective Action Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met, and

(C)	for a proposed Cross-Series Modification with Two Tier Voting, by the holders of two or more series of Aggregated Collective Action Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each series of Aggregated Collective Action Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold.

Hungary shall have the discretion to select a Modification Method for a proposed Reserved Matter Modification and to designate which series of Aggregated Collective Action Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once Hungary selects a Modification Method and designates the series of Aggregated Collective Action Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation.

Hungary may simultaneously propose two or more Cross-Series Modifications, each affecting different series of Aggregated Collective Action Securities, or one or more Cross-Series Modifications together with one or more Single Series Modifications.

(d) Single Series Reserved Matter Modifications. Any Single Series Reserved Matter Modification may be made, and future compliance therewith may be waived, with the written consent of Hungary and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the outstanding Aggregated Collective Action Securities of that series.

(e) Cross-Series Modifications with Single Aggregated Voting. Any Cross-Series Modification with Single Aggregated Voting may be made, and future compliance therewith may be waived, with the written consent of Hungary and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the outstanding Aggregated Collective Action Securities of all the series affected by the proposed Modification (taken in the aggregate).

(f) Cross-Series Modifications with Two-Tier Voting. Any Cross-Series Modification with Two-Tier Voting may be made, and future compliance therewith may be waived, with the written consent of Hungary and:

(i)	the affirmative vote or consent of holders of more than 66⅔% of the aggregate principal amount of the outstanding Aggregated Collective Action Securities of all the series of Aggregated Collective Action Securities affected by that proposed Modification (taken in the aggregate), and

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(ii)	the affirmative vote or consent of holders of more than 50% % of the aggregate principal amount of the outstanding Aggregated Collective Action Securities of each series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserved Matter Modification to the terms and conditions of the affected Aggregated Collective Action Securities that is not Uniformly Applicable must be effected pursuant to this subsection (f); such a Cross Series Modification that is Uniformly Applicable may be effected pursuant to subsection (e) or (f), at Hungary’s option.

Additionally, for so long as any series of Debt Securities issued under the Fiscal Agency Agreement that is not an Aggregated Collective Action Securities are outstanding (“Pre-Existing Securities”), if Hungary certifies to the Fiscal Agent (for the benefit of the holders of the Pre-Existing Securities) that a Cross Series Modification is being sought simultaneously with a Pre-Existing Security Reserve Matter Modification (as defined below), the Pre-Existing Securities affected by such Pre-Existing Security Reserve Matter Modification shall be treated as “series affected by that proposed Modification” as that phrase is used in Condition 5(f); provided, that if the Hungary seeks a Cross-Series Modification with Single Aggregated Voting, in determining whether such Modification will be considered Uniformly Applicable, the holders of any series of Pre-Existing Securities affected by the Pre-Existing Securities Reserve Matter Modification shall be deemed “holders of all series of Aggregated Collective Action Securities affected by that Modification,” for the purpose of the Uniformly Applicable definition. It is the intention of this clause that in such circumstances, the votes of the holders of the affected Pre-Existing Securities be counted for purposes of the voting thresholds specified in this Condition 5 or the applicable Cross Series Modification as though those Pre-Existing Securities had been affected by that Cross Series Modification although it is acknowledged and agreed that the effectiveness of any Modification, as it relates to the Pre-Existing Securities, shall be governed exclusively by the terms and conditions of those Pre-Existing Securities and by the Fiscal Agency Agreement; provided, however, that no such Modification as to the series Aggregated Collective Action Securities seeking such Modification, will be effective unless such Modification shall have also been adopted by the holders of the Pre-Existing Securities pursuant to the amendment and modification provisions of such Pre-Existing Securities.

(g) Calculation Agent; Claims Valuation. For the purpose either of administering a vote of holders of Debt Securities of this series or series of Aggregated Collective Action Securities or seeking the consent of holders of Debt Securities of this series or series of Aggregated Collective Action Securities to a written action under this Section 5, or for calculating the principal amount of the Aggregated Collective Action Securities of any series eligible to participate in such a vote or consent solicitation, Hungary may appoint a Calculation Agent reasonably acceptable to the Fiscal Agent.

The Fiscal Agent shall notify the holders of all Aggregated Collective Action Securities eligible to participate in such a vote or consent solicitation of the methodology, as determined by the Calculation Agent and reasonably acceptable to the Fiscal Agent, by which the principal amount of each series of Aggregated Collective Action Securities eligible to participate in that vote or consent solicitation will be calculated. This notification shall be given in writing not less than 5 days prior to the meeting at which such vote shall occur or, in the case of a consent solicitation for written action, at the time such solicitation is made.

(h) Binding Effect. Any Modification consented to or approved by the holders of Debt Securities of this series pursuant to these Modification provisions will be conclusive and binding on all holders of the Debt Securities of this series or all holders of all series of Aggregated Collective Action Securities affected by a Cross-Series Modification, as the case may be, whether or not they have given such consent, and on all future holders of the Debt Securities of this series whether or not notation of such Modification is made upon the Debt Securities of this series. Any instrument given by or on behalf of any holder of a Debt Securities of this series in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent holders of Debt Securities of this series.

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(i) Definitions.

“Aggregated Collective Action Securities” means any debt securities of any series issued after July [●], 2020 that are in their terms explicitly stated to be “Aggregated Collective Action Securities”.

“Cross-Series Modification” means a Reserved Matter Modification to the terms and conditions of the Aggregated Collective Action Securities of two or more series or to the Fiscal Agency Agreement insofar as it affects the Aggregated Collective Action Securities of two or more series.

“Cross-Series Modification with Single Aggregated Voting” means a Cross-Series Modification that is Uniformly Applicable and is made in accordance with subsection (e) above.

“Cross-Series Modification with Two-Tier Voting” means a Cross-Series Modification that is made in accordance with subsection (f) above.

“Modification” means any modification, amendment, supplement or waiver affecting one or more series of Aggregated Collective Action Securities, including those effected by way of exchange or conversion.

“Modification Method” has the meaning given to that term in subsection (c) above.

“outstanding”, in the context of the principal amount of Debt Securities of this series, shall be determined in accordance with subsection (k) below.

“Pre-Existing Security Reserve Matter Modification” means any modification, amendment, supplement or waiver put to a vote or by written consent to a reserve matter affecting the terms and conditions of one or more series of the Pre-Existing Securities, as pursuant to Schedule I of the Fiscal Agency Agreement.

“Reserved Matter” has the meaning given to that term in subsection (c) above.

“Reserved Matter Modification” has the meaning given to that term in subsection (c) above.

“series” means Debt Securities having the same terms and conditions and issued on the original issue date therefor, together with any further issuances of such Debt Securities that, in relation to each other and to the original issuance, are (i) identical in all respects except for their issue date, issue price and the first payment date and (ii) expressed to be consolidated and form a single series, if any.

“Single Series Modification” means a Modification to the terms and conditions of the Aggregated Collective Action Securities of a single series or the Fiscal Agency Agreement insofar as it affects the Aggregated Collective Action Securities of a single series.

“Single Series Reserved Matter Modification” means a Single Series Modification that constitutes or includes a Reserved Matter Modification.

“Uniformly Applicable”, in the context of a proposed Cross-Series Modification, means a Modification by which holders of all series of Aggregated Collective Action Securities affected by that Modification are invited to exchange, convert or substitute their Aggregated Collective Action Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a Modification will not be considered to be Uniformly Applicable if each exchanging, converting or substituting holder of Aggregated Collective Action Securities of any series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Aggregated Collective Action Securities of any series affected by that Modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of Aggregated Collective Action Securities of any series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Aggregated Collective Action Securities of any series affected by that Modification electing the same option under such menu of instruments).

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((j) Information Delivery Requirement. Before soliciting the consent or the vote of any holder for a Reserved Matter Modification, Hungary shall provide to the Fiscal Agent (for onward distribution to the holders of the Debt Securities of this series that would be affected by that proposed Modification) the following information:

(i)	a description of the Hungary’s economic and financial circumstances which are, in the Hungary’s opinion, relevant to the request for the proposed Modification, a description of the Hungary’s existing debts and a description of its broad policy reform program and provisional macroeconomic outlook;

(ii)	if Hungary shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

(iii)	a description of the Hungary’s proposed treatment of external debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

(iv)	if Hungary is then seeking a Reserved Matter Modification affecting any other series of Aggregated Collective Action Securities, a description of that proposed Modification.

(k) Outstanding Debt Securities. In determining whether holders of the requisite principal amount of outstanding Debt Securities of this series have voted in favor of, or consented to, a proposed Modification, a Debt Security of this series will be deemed not to be outstanding, and may not be counted in a vote or consent solicitation for or against a proposed Modification, if on the record date for the proposed Modification:

(i)	the Debt Securities of this series have previously been cancelled or delivered for cancellation or are held for reissuance but have not been reissued;

(ii)	the Debt Securities of this series have previously been called for redemption in accordance with their terms or previously become due and payable at maturity or otherwise and Hungary has previously satisfied its obligation to make, or provide for, all payments due in respect of the Debt Securities of this series in accordance with their terms;

(iii)	the Debt Securities of this series have been substituted with a security of another series; or

(iv)	the Debt Securities of this series are held by Hungary or by a department, ministry or agency of Hungary (any such department, ministry or agency, an “Instrumentality”) or by a corporation, trust or other legal entity that is controlled by Hungary or an Instrumentality.

For purposes of this subsection (k), a corporation, trust or other legal entity is controlled by Hungary or by an Instrumentality if Hungary or the Instrumentality has the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

(l) Certification of Disenfranchised Debt Securities. Prior to any vote on, or consent solicitation for, a Modification, Hungary shall deliver to the Fiscal Agent a certificate signed by an authorized representative of Hungary specifying any Debt Securities of this series that are deemed not to be outstanding for the purpose of subsection (k) above.

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(m) Committee. The holders of the Debt Securities of this series may, by a resolution passed at a meeting of holders duly convened and held in accordance with the Fiscal Agency Agreement by a majority of more than 50% in aggregate principal amount of the Debt Securities of this series then outstanding, or by notice in writing to the Fiscal Agent signed by or on behalf of the holders of more than 50% in aggregate principal amount of the Debt Securities of this series then outstanding, appoint any persons as a committee to represent the interests of the holders if any of the following events shall have occurred:

(i)	an Event of Default or an Event of Acceleration;

(ii)	any event or circumstance which would, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfillment of any other requirement provided for in Condition 4 become an Event of Default or an Event of Acceleration;

(iii)	any public announcement by Hungary, to the effect that Hungary is seeking or intends to seek a restructuring of the Debt Securities (whether by amendment, exchange offer or otherwise); or

(iv)	with the agreement of Hungary, at a time when Hungary has reasonably reached the conclusion that its debt may no longer be sustainable whilst the Debt Securities of this series or any other affected series of Aggregated Collective Securities are outstanding.

Upon receipt of a written notice that a committee has been appointed in accordance with subsection (m), and a certificate delivered in accordance with subsection (m), Hungary shall give notice of the appointment of such a committee to:

(A)	all holders of Debt Securities of this series in accordance with the notice provisions herein; and

(B)	the holders of each affected series of in accordance with the Fiscal Agency Agreement for that series of Aggregated Collection Action Securities, as soon as practicable after such written notice and such certificate are delivered to Hungary.

Such committee in its discretion may, among other things,

(i)	engage legal advisers and financial advisers to assist it in representing the interests of the holders of the Debt Securities of this series,

(ii)	adopt such rules as it considers appropriate regarding its proceedings,

(iii)	enter into discussions with Hungary and/or other creditors of Hungary.

(iv)	designate one or more members of the committee to act as the main point(s) of contact with Hungary and provide all relevant contact details to Hungary.

Except to the extent provided in this subsection (m), such committee shall not have the ability to exercise any powers or discretions which the holders of Debt Securities of this series could themselves exercise.

(i) Hungary shall:

(A)	subject to subsection (ii) immediately below, engage with the committee in good faith;

(B)	provide the committee with information equivalent to that required under subsection (j) of this Section 5 and related proposals, if any, in each case as the same become available, subject to any applicable information disclosure policies, rules and regulations; and

(C)	pay any reasonable fees and expenses of any such committee as may be agreed with it (including without limitation, the reasonable and documented fees and expenses of the committee's legal and financial advisers, if any) following receipt of reasonably detailed invoices and supporting documentation.

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(ii)	If more than one committee has been appointed by holders of affected series of Aggregated Collective Action Securities in accordance with the provisions of this subsection (m) and/or equivalent provisions set out in the terms and conditions of any affected series of Aggregated Collective Action Securities, Hungary shall not be obliged to engage with such committees separately. Such committees may appoint a single steering group (to be comprised of representatives from such committees), whereupon Hungary shall engage with such steering group.

Upon the appointment of a committee, the person or persons constituting such a committee (the “Members”) will provide a certificate to Hungary and to the Fiscal Agent signed by the authorized representatives of the Members, and Hungary and Fiscal Agent may rely upon the terms of such certificate.

The certificate shall certify:

(i)	that the committee has been appointed;

(ii)	the identity of the initial Members; and

(iii)	that such appointment complies with the terms and conditions of the relevant debt security documentation.

Promptly after any change in the identity of the Members, a new certificate which each of Hungary and the Fiscal Agent may rely on conclusively, will be delivered to Hungary and the Fiscal Agent identifying the new Members. Each of Hungary and the Fiscal Agent will assume that the membership of the committee has not changed unless and until it has received a new certificate.

(n) Provisions for meetings and consent of holders.

(i)	Provisions for Meeting of Holders of the Debt Securities.

(A)	Hungary may convene a meeting of holders of the Securities of this series at any time. Hungary will determine the time and place of the meeting. Hungary will notify the holders of the Debt Securities this series of the time, place and purpose of the meeting not less than 30 nor more than 60 days before the meeting.

(B)	Hungary or the Fiscal Agent will convene a meeting of holders of Debt Securities of this series if the Holders of at least 10% in principal amount of the outstanding Debt Securities of the series have delivered a written request to Hungary or the Fiscal Agent (with a copy to Hungary) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Hungary shall notify the Fiscal Agent, and the Fiscal Agent shall notify the holders of the Debt Securities of the series, of the time and place of the meeting, which shall take place not less than 30 and not more than 60 days after the date on which such notification is given.

(C)	Hungary will set the procedures governing the conduct of any meeting and, if additional procedures are required, Hungary in consultation with the Fiscal Agent shall establish such procedures as are customary in the market.

(D)	The notice convening any meeting of holders of Debt Securities shall specify:

i.	the date, time and location of the meeting;

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ii.	the agenda and the text of any resolution to be proposed for adoption at the meeting;

iii.	the record date for the meeting, which shall be no more than five business days before the date of the meeting;

iv.	the documentation required to be produced by a holder of Debt Securities in order to be entitled to participate at the meeting or to appoint a proxy to act on behalf of the holder of Debt Securities at the meeting;

v.	any time deadline and procedures required by any relevant international and/or domestic clearing systems through which the Debt Securities of such series are traded and/or held by holders of Debt Securities of such series;

vi.	if the meeting is to consider a proposal for a Cross-Series Modification, an indication of (x) which series of Debt Securities will be aggregated for purposes of voting on that proposal and (y) the Modification Method chosen by Hungary for the vote on that proposal;

vii.	any information that is required to be provided by Hungary pursuant to subsection (j) ; and

viii.	the identity of the Calculation Agent; if any.

(E)	To be entitled to vote at any meeting a person must be:

i.	a holder of outstanding Debt Securities of the relevant series; or

ii.	a person duly appointed in writing as a proxy for such a holder.

(ii)	Written Consent of Holders. Modifications may also be approved by holders of the Debt Securities pursuant to a written action consented to by holders of the requisite percentage of Debt Securities of that series. If a proposed Modification is to be approved by a written action, Hungary shall solicit the consent of the relevant holders of the Debt Securities to the proposed Modification not less than 10, nor more than 30, days prior to the expiration date for the receipt of such consents specified by Hungary. If the consent solicitation relates to a proposal for a Cross-Series Modification, the solicitation shall include an indication of (x) which series of Debt Securities will be aggregated for purposes of consenting to that proposal, (y) the Modification Method chosen by Hungary for the consent regarding that proposal, and (z) the identity of the Calculation Agent, if any. For consent solicitations relating to Reserve Matter Modifications, the solicitation shall also include any information required to be provided by Hungary pursuant to subsection (j).

]

6             As more fully set forth in the Fiscal Agency Agreement, Hungary has appointed the Economic and Trade Commissioner of Hungary in New York, 223 East 52nd Street, New York, New York 10022, as its authorized agent upon which process may be served in any action arising out of or based on the Debt Securities which may be instituted in any Federal or State court in New York, New York by the holder of any Debt Security of this series, and Hungary hereby expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable so long as any of the Debt Securities of this series remain outstanding, unless and until a successor shall have been appointed by Hungary as its authorized agent for such purpose and such successor authorized agent shall have accepted such appointment. Notwithstanding the foregoing, any action arising out of or based on the Debt Securities of this series may be instituted by the holder of any Debt Security of this series in any competent court in Hungary. Hungary hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction to which it might otherwise be entitled in any such action which may be instituted by the holder of any Debt Security of this series in Federal or State court in New York, New York or in any competent court in Hungary. This waiver is intended to be effective upon execution of this Global Debt Security without further act by Hungary before any such court, and introduction of this Global Debt Security into evidence shall be final and conclusive evidence of such waiver. Such waiver constitutes only a limited and specific waiver for the purposes of the Debt Securities of this series and under no circumstances shall it be interpreted as a general waiver by Hungary or a waiver with respect to proceedings unrelated to the Debt Securities of this series. Neither such appointment nor such waiver shall be interpreted to include the waiver of any immunity with respect to: (i) actions brought against Hungary under U.S. State or Federal securities laws; (ii) present or future “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed in 1961; (iii) “Consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963; (iv) any other property or assets used solely or mainly for official state purposes in Hungary or elsewhere; (v) military property or military assets or property or assets of Hungary related thereto; or (vi) any non-transferable national assets and national assets with priority importance as defined in or in accordance with applicable Hungarian laws.

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7            This Global Debt Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such State, except with respect to its authorization and execution by Hungary, which shall be governed by the laws of Hungary.

8             Except as set forth in this Condition 8, the Debt Securities of this series are issuable only as fully registered global securities, without coupons, each registered in the name of DTC, a nominee thereof or a successor to DTC or a nominee thereof, and

(i)	no Global Debt Security may be transferred, except in whole and not in part, and only to DTC, one or more nominees of DTC or one or more respective successors of DTC and its nominees; and

(ii)	no Global Debt Security may be exchanged for any Debt Security of this series other than another Global Debt Security.

Notwithstanding any other provisions of the Fiscal Agency Agreement or this Global Debt Security, a Global Debt Security may be transferred to, or exchanged for registered Debt Securities of this series registered in the name of, a person other than DTC, a nominee of DTC or a successor of DTC or its nominee if:

(i)	DTC or each of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (a) notifies Hungary that it is unwilling or unable to continue as depository for such Global Debt Security or (b) ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor depository is not appointed by Hungary within 90 days after receiving such notice from Euroclear, Clearstream or DTC or on becoming aware that DTC is no longer so registered;

(ii)	Hungary, in its sole discretion, instructs the Fiscal Agent in writing that a Global Debt Security shall be so transferable and exchangeable; or

(iii)	there shall have occurred and be continuing an Event of Default and/or Event of Acceleration with respect to the Debt Securities of this series evidenced by this Global Debt Security.

Registered Debt Securities of this series issued in exchange for this Global Debt Security will be registered in such names, and issued in such denominations (of $1,000 and integral multiples thereof), as an authorized representative of DTC shall request.

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9             Hungary will maintain for the Debt Securities of this series (i) a Paying Agent and Registrar in the City of London, England or The City and State of New York, and (ii) if the Debt Securities of this series are issued in definitive form, a transfer agent and paying agent in The City and State of New York. Hungary will cause the Registrar to maintain a register in which shall be entered the names and addresses of the holders of the Debt Securities of this series and the particulars of the Debt Securities of this series held by them respectively and in which, subject to Condition 8 above, transfers of the Debt Securities of this series shall be registered. Such Paying Agent and Registrar in England shall be Citibank, N.A., unless and until Hungary appoints a different Paying Agent or Registrar (if applicable) in the same city. Hungary will appoint a transfer agent and paying agent as or when required in The City and State of New York. The holders of the Debt Securities of this series may serve notices and demands with respect to the Debt Securities of this series at the office of any Paying Agent and Registrar maintained pursuant to this Condition. In the case of Debt Securities of this series in global form, notices to holders of Debt Securities of this series from Hungary or the Fiscal Agent may be sent in accordance with the procedures of the depositary. In addition, all notices of Hungary will be published in a daily newspaper of general circulation in London for so long as the Debt Securities of this series are listed on the London Stock Exchange and the rules of the London Stock Exchange so require. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

10          Subject to Condition 8 above, this Global Debt Security is transferable upon presentation for such purpose at the office of the Registrar referred to in Condition 9, accompanied by a written instrument of transfer in form approved by Hungary executed by the registered holder hereof or by his duly authorized attorney, whereupon this Global Debt Security will be canceled and one or more Debt Securities of this series for an equal aggregate principal amount will be delivered to the transferee.

11          Subject to Condition 8 above, Debt Securities of this series upon presentation for such purpose at the office of the Registrar referred to in Condition 9, accompanied by a written instrument of transfer in form approved by Hungary executed by the registered holder or by his duly authorized attorney, may be exchanged for an equal aggregate principal amount of other fully registered Debt Securities of this series in other authorized denominations.

12          Subject to Condition 8 above, Hungary will make transfers and exchanges of Debt Securities of this series as aforesaid upon compliance by the holders of the Debt Securities of this series with such reasonable regulations as may be prescribed by Hungary, and Hungary shall not be entitled to make any charge in respect to transfers and exchanges of Debt Securities of this series, other than in respect of transfer taxes, if any. Each Debt Security of this series issued upon any such transfer or exchange shall be dated the date of its authentication by the Fiscal Agent.

13          Interest on the Debt Securities of this series shall be computed on the basis of a 360-day year of twelve 30-day months. Unless other arrangements are made, payments of interest on this Global Debt Security will be made by check drawn on a bank or trust company in The City and State of New York payable to the order of the registered holder, or, in the case of joint holders, to the order of all such joint holders or to such person as the joint holders may request in writing, provided that payment of principal will be made only upon prior presentation and surrender of this Global Debt Security at the office of a Paying Agent of Hungary referred to in Condition 9. Such check shall be mailed to the address of the registered holder as such address shall appear on the register maintained by the Registrar pursuant to Condition 9 hereof, or, in the case of joint holders, to such registered address of that joint holder who is first named in the register as one of such joint holders or to such address specified in the aforementioned request of such joint holders. The registered holder hereof or his legal personal representatives will be regarded as exclusively entitled to the principal moneys hereby secured, and in the case of joint registered holders of this Global Debt Security the said principal monies shall be deemed to be owing to them on joint account. Any holder of Debt Securities of this series, the aggregate principal amount of which equals or exceeds U.S. $1,000,000, may, by written notice to the Paying Agent no later than the Record Date therefor, elect to receive the interest payment in respect of such Debt Securities of this series by wire transfer in same-day funds to a bank account maintained by such holder in the United States.

14           Claims for payment of the principal amount of this Debt Security shall become void 10 years after such principal amount became due and payable. Claims for payment of interest on this Debt Security shall become void five years after relevant interest payment date on which the interest became due and payable.

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15           In case any Debt Security of this series shall at any time become mutilated or destroyed or stolen or lost, and such Debt Security of this series, or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar referred to in Condition 9 above, a new Debt Security of this series of like tenor and date will be issued by Hungary in exchange for the Debt Security of this series so mutilated, or in lieu of the Debt Security of this series so destroyed or stolen or lost, but, in the case of any destroyed or stolen or lost Debt Security, only upon receipt of evidence satisfactory to Hungary that such Debt Security of this series was destroyed or stolen or lost, and, upon receipt also of indemnity satisfactory to Hungary. Mutilated Debt Securities of this series must be surrendered before replacement therefore will be issued. Application for replacement may be made only by the registered holder thereof and shall be made at the office of the Fiscal Agent specified in Condition 1.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Debt Security of this series shall be borne by the owner of the Debt Security of this series mutilated, destroyed, stolen or lost.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common	UNIF GIFT MIN ACT- ___________	Custodian [•]_________
	(Cust)	(Minor)

TEN ENT-as tenants by the entireties	Under Uniform Gifts to Minors Act __________________
(State)

JT TEN-as joint tenants with right of survivorship and not as tenants in common.

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Additional abbreviations may also be used though not in the above list.

TRANSFERS

For Value Received the undersigned hereby sells, assigns and transfers unto

[name and address including zip code and social security number or other identifying number of assignee] the within Debt Security, hereby irrevocably constituting and appointing

Attorney to transfer the Debt Security on the register kept at the office of the Registrar of Hungary for such purpose in the Borough of Manhattan, The City of New York and State of New York, United States of America or London, with full power of substitution

dated this	day of	,	.

By:
Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Debt Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

Annex II - 20